                          EXHIBIT 5.01

               [Original printed on letterhead of
                Kummer Kaempfer Bonner & Renshaw]



                        October 31, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  RIO HOTEL & CASINO, INC.
               REGISTRATION STATEMENT ON FORM S-3
               3,450,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

          As counsel to Rio Hotel & Casino, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 3,450,000 shares (the "Shares") of the Company's common stock, $.01 par value, including 450,000 shares subject to an over-allotment option, and the proposed issuance and sale of the Shares under the above-referenced registration statement.

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based on such examination and subject to the completion of all conditions to closing provided under the relevant underwriting agreement, and subject to such other limitations hereinabove provided, we are of the opinion that the Company has the full power and authority under the laws of the state of Nevada, and under its Articles of Incorporation and Bylaws to issue the Shares and that such Shares are validly authorized shares of common stock of the Company, and when issued, will be legally issued, fully paid and nonassessable.

October 31, 1997
Page 2

          We hereby consent to the filing of the foregoing opinion as an Exhibit to the above-referenced registration statement filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such registration statement and in the related Prospectus under the heading "Legal Matters."


                            Sincerely,


                            /s/ Kummer Kaempfer Bonner & Renshaw
                            KUMMER KAEMPFER BONNER & RENSHAW